EXHIBIT 10.1

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

by and among

REV GROUP, INC.

and

THE SHAREHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of [            ], 2017

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of [            ], 2017, is made by and among REV Group, Inc., a Delaware corporation (the “Company”) and the shareholders that are or become signatories hereto (each, a “Shareholder” and, collectively, the “Shareholders”).

RECITALS

WHEREAS, as of the date of this Agreement, the Shareholders beneficially own greater than a majority of the outstanding Company Shares (as defined below) and each of the Shareholders and the Company are parties to an Amended and Restated Stockholders Agreement, dated as of February 17, 2010 (the “Original Agreement”); and

WHEREAS, in connection with the Company’s proposed initial public offering (the “IPO”), the parties to the Original Agreement desire to amend and restate it in its entirety in accordance with Section 8.1 thereof to provide for certain rights and obligations of the Shareholders and the Company upon and after the consummation of the IPO.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Original Agreement shall be, and hereby is, amended and restated in its entirety as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affected Shareholder” has the meaning set forth in Section 5.08.

“Affiliate” means (a) with respect to any AIP Party or JPM Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and includes any private equity investment fund the primary investment advisor to which is the primary investment advisor (or an Affiliate thereof) to such specified Person and (b) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. It is understood and agreed that, for purposes hereof, (i) each AIP Party shall be deemed to be an Affiliate of every other AIP Party, (ii) each JPM Party shall be deemed to be an Affiliate of every other JPM Party, (iii) neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of any Shareholder, (iv) except as set forth in clauses (i) or (ii) above, no Shareholder shall be deemed to be an Affiliate of any other Shareholder.

“Agreement” has the meaning set forth in the preamble.

“AIP Parties” means, collectively, American Industrial Partners Capital Fund IV, LP, American Industrial Partners Capital Fund IV (Parallel), LP and AIP/CHC Holdings, LLC, and Affiliates of the foregoing to whom Company Shares are Transferred by a Shareholder after the IPO Date in accordance with this Agreement.

“Beneficially Owned” has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, but without reference to clause (d)(1) of such Rule.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company, par value $0.001 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Cure Period” has the meaning set forth in Section 3.01(d).

“Defaulting Shareholder” has the meaning set forth in Section 3.01(d).

“Director” means a member of the Board of Directors.

“Governing Documents” means the certificate of incorporation of the Company, as amended or modified from time to time, and the by-laws of the Company, as amended or modified from time to time.

“independent director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards, as amended from time to time, as determined by the Board of Directors without the vote of such Director.

“IPO” has the meaning set forth in the recitals.

“IPO Date” means the date on which the IPO is consummated.

“JPM Parties” means PEG U.S. Direct Corporate Finance Institutional Investors III LLC, PEG Corporate Finance Private Investors III LLC and 522 Fifth Avenue Fund, L.P. and any Affiliates of the foregoing to whom Company Shares are Transferred by a Shareholder after the IPO Date in accordance with this Agreement.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of shareholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Original Agreement” has the meaning set forth in the recitals.

“Party” means the Company and the Shareholders party to this Agreement, including any Permitted Transferee who becomes a Party pursuant to Section 4.03.

“Permitted Transferee” means in the case of any Shareholder, (i) an Affiliate of such Shareholder or (ii) a Person or Affiliated Persons to whom such Shareholder Transferred a number of Company Shares such that after giving effect to such Transfer such Person or Affiliated Persons Beneficially Owns or Own at least 50% of the then outstanding Company Shares.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Proxy Holder” has the meaning set forth in Section 3.01(d).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company, the Shareholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including any related prospectus, amendments and supplement to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-8 or any successor form thereto.

“Requisite Consent” has the meaning set forth in Section 3.01(b).

“Restricted Period” means the period beginning on IPO Date and ending on the date on which the AIP Parties no longer Beneficially Own in the aggregate a number of

Company Shares equal to at least 15% of the then outstanding Company Shares, unless the AIP Parties have made a Transfer of Company Shares in accordance with Section 4.03(c) to a Person satisfying clause (ii) of the definition of Permitted Transferee, in which case the Restricted Period shall end on the date on which such Person no longer Beneficially Owns in the aggregate a number of Company Shares equal to at least 50% of the then outstanding Company Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Significant Subsidiary” means any Subsidiary of the Company that is considered a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

“Shareholder” and “Shareholders” have the meaning set forth in the preamble.

“Shareholder Majority” means the consent or approval of the Shareholders (including, if applicable, the Shareholder(s) requesting a consent or approval) then owning a majority of the Company Shares then owned by all Shareholders.

“Shareholder Reserved Matter” has the meaning set forth in Section 3.05(a).

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Total Assets” of any Person means the consolidated total assets of such Person and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, as shown on such Person’s most recent balance sheet.

“Total Revenue” of any Person means the consolidated total revenue of such Person and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, as shown on the income statement of such Person for the most recently completed fiscal year of such Person or as calculated by reference to the income statements of such Person for the four most recently completed fiscal quarters.

“Transfer” means, with respect to any Company Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, mortgage, encumber, hypothecate or otherwise transfer, in whole or in part, any of the economic consequences of ownership of such Company Shares, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, mortgage, encumbrance, hypothecation or other transfer, in whole or in part, of any of the economic consequences of ownership of such Company Shares or any agreement or commitment to do any of the foregoing. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Shareholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Shareholder, or direct or indirect parent thereof, which has substantial assets in addition to Company Shares shall not constitute a “Transfer” of Company Shares for purposes of this Agreement. For the avoidance of doubt, it is understood and agreed that any change in ownership of any general partner or management company of any of the AIP Parties shall not be deemed to be a “Transfer” by the AIP Parties or any of their respective Affiliates.

“Transferring Shareholder” has the meaning set forth in Section 4.03(a).

Section 1.02.    Other Interpretive Provisions.

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)    The term “including” is not limiting and means “including without limitation.”

(d)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)    Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself, to each other Party that:

Section 2.01.    Existence; Authority; Enforceability. Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.02.    Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.03.    Consents. Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE 3

GOVERNANCE

Section 3.01.    Board of Directors.

(a)    Effective as of the date of this Agreement, the Board of Directors shall be composed of nine Directors, as follows: (i) five shall be designees of the AIP Parties, (ii) one shall be the Chief Executive Officer of the Company and (iii) three shall be designated by the Board of Directors, each of whom shall be an “independent director” pursuant to applicable listing standards, in accordance with the Governing Documents.

(b)    From and after the date of this Agreement, so long as the AIP Parties Beneficially Own in the aggregate a number of Company Shares equal to at least 15% of the then outstanding Company Shares, the AIP Parties shall have the right, but not the obligation, to nominate a number of designees equal to the greater of: (i) five designees and (ii) a majority of the Directors. In the event that at any time the number of designees of the AIP Parties who are members of the Board of Directors is fewer than the total number of designees the AIP Parties are entitled to nominate pursuant to this Section 3.01(b), the AIP Parties shall have the right, at any time, to nominate such additional designees to which they are entitled, in which case the Company shall take, or cause to be taken, all Necessary Action to, (A) increase the size of the Board of Directors as required to enable the AIP Parties to so nominate such additional designees and (B) appoint such additional designees nominated by the AIP Parties to such newly created directorships. So long as the AIP Parties Beneficially Own in the aggregate a number of Company Shares equal to at least 15% of the then outstanding Company Shares, no change shall be made to the number of directors on the Board of Directors without the prior approval of the AIP Parties holding a majority of the Company Shares then held by the AIP Parties (the “Requisite Consent”).

(c)    The Company shall, and each of the Shareholders shall take all Necessary Action to, cause the Board of Directors to be constituted as set forth in this Section 3.01 (including appointing or removing designees nominated by the AIP Parties and filling any vacancies created by reason of death, disability, retirement, removal or resignation of the AIP Parties’ designees with a new designee of the AIP Parties) and each of the Shareholders shall vote all of such Shareholder’s Company Shares in favor of the election of the persons designated pursuant to this Section 3.01 to the Board of Directors. The Company agrees to include in the slate of nominees recommended by the Board of Directors and in the Company’s proxy statement or notice of each meeting at which Directors are to be elected those persons designated pursuant to this Section 3.01 and to use its best efforts to cause the election or appointment of each such designee to the Board of Directors, including nominating such designees to be elected as Directors.

(d)    Solely for purposes of this Section 3.01, and in order to secure the performance of each Shareholder’s obligations under this Section 3.01, each Shareholder hereby irrevocably appoints each other Shareholder that qualifies as a Proxy Holder (as defined below) the attorney-in-fact and proxy of such Shareholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Shareholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of this Section 3.01 (each such Shareholder, a “Defaulting Shareholder”). Each Defaulting Shareholder shall have five Business Days from the date of a request for such vote or written consent (the “Cure Period”) to cure such failure. If, after the Cure Period the Defaulting Shareholder has not cured such failure, any Shareholder whose designees to the Board of Directors were required to be approved or removed by the Defaulting Shareholder pursuant to this Section 3.01 but were not approved or removed by the Defaulting Shareholder, shall have, and is hereby irrevocably granted, a proxy to vote or provide a written consent with respect to each such Defaulting Shareholder’s Company Shares for the purposes of taking the actions required by this Section 3.01 (such Shareholder, a “Proxy Holder”), and of removing from office any Directors elected to the Board of Directors in lieu of the designees of the Proxy Holder who should have been elected pursuant to this Section 3.01. Each Shareholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Shareholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in this Section 3.01 with respect to the Company Shares owned by such Shareholder. Notwithstanding the foregoing, the power of attorney and proxy granted by this Section 3.01 shall be deemed to be revoked upon the termination of this Agreement in accordance with its terms.

(e)    Any nominee designated by the AIP Parties pursuant to this Section 3.01 may be removed (with or without cause) from time to time and at any time by the AIP Parties upon notice to the Company, and may otherwise only be removed for cause.

(f) The Company shall enter into indemnification agreements and maintain Directors and Officers liability insurance for the benefit of each nominee of the AIP Parties elected or appointed to the Board of Directors with respect to all periods during which such individual is a member of the Board of Directors, on terms, conditions and amounts substantially similar to the terms, conditions and amounts of the Company’s current Directors and Officers liability insurance policy, and shall use commercially reasonable efforts to cause such indemnification and insurance to be maintained in full force and effect. The Company shall provide each such nominee with all benefits (including all fees and entitlements) on substantially the same terms and conditions as are provided to other members of the Board of Directors performing similar roles.

(g) Without limiting the generality of Section 5.20, the Company shall reimburse the designees of the AIP Parties for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof.

Section 3.02. Chairman; Committees.

(a) For so long as the AIP Parties are entitled to nominate Directors for election to the Board of Directors pursuant to Section 3.01(b), the AIP Parties shall have the right to designate the Director to serve in the role of Chairman of the Board of Directors and to have at least one of their designated Directors serve on each committee of the Board of Directors, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect.

(b) Each of the Shareholders shall take all Necessary Action to cause the Chairman of the Board of Directors and each committee thereof to be constituted as set forth in this Section 3.02. The Company agrees to use its best efforts to cause the appointment of the Director designated by the AIP Parties to serve in the role of Chairman and the Directors designated by the AIP Parties to the committees of the Board of Directors in accordance with this Section 3.02.

Section 3.03. Information; Duties.

(a) For so long as the AIP Parties Beneficially Own in the aggregate a number of Company Shares equal to at least 15% of the then outstanding Company Shares, the Company and the Shareholders agree that (i) the Directors designated by the AIP Parties may share confidential, non-public information about the Company with the AIP Parties and their respective Affiliates and (ii) the AIP Parties and their employees and other representatives and potential transferees of their Company Shares and their representatives shall have the right to consult with and advise senior management of the Company and to review the Company’s books and records upon reasonable advance notice, in each case only to the extent reasonably necessary in connection with their investment in the Company, including any potential sales thereof, provided that such Parties, potential transferees and their respective representatives agree to keep any such confidential, non-public information about the Company confidential (except as may be required by law or applicable listing standards then in effect) and agree to comply with all applicable securities laws in connection therewith.

(b) At any time during which the Company does not file reports with the SEC that contain (a) audited annual financial statements of the Company and (b) unaudited interim quarterly financial statements of the Company, the Company shall deliver to the AIP Parties, within 10 days after the Company would have been required to file the relevant report with the SEC (as if the Company were a non-accelerated filer), consolidated balance sheets of the Company, including footnotes, and the related consolidated statements of income, cash flows and stockholders equity, as of the end of each fiscal year and the end of each of the first three fiscal quarters in each fiscal year of the Company.

(c) The Company and the Shareholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the AIP Parties (in their capacity as Shareholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or the other Shareholders or any other shareholders of the Company and may act exclusively in its and its Affiliates own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

Section 3.04. Controlled Company.

(a) For so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and the Shareholders acknowledge and agree that, as of the date of this Agreement, the Company is a “controlled company.” If the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the AIP Parties and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect.

(b) After the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the AIP Parties shall cause a sufficient number of their designees to qualify as “independent directors” to ensure that the Board of Directors complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect.

Section 3.05. Shareholder Reserved Matters.

(a) For so long as the AIP Parties Beneficially Own in the aggregate a number of Company Shares equal to at least 15% of the then outstanding Company Shares, the following matters (“Shareholder Reserved Matters”) shall require the Requisite Consent from the AIP Parties:

(i)    commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of the Company or a Significant Subsidiary;

(ii)    any non-pro rata reduction to the share capital of the Company or its Significant Subsidiaries, except as required by law;

(iii)    any amendment to the Governing Documents that would change:

(A) the name of the Company;

(B) the jurisdiction of incorporation of the Company;

(C) the location of the Company’s principal executive offices;

(D) the purpose or purposes for which the Company is incorporated; or

(E) this Section 3.05;

(iv) any cash dividend or distribution to holders of the Company Shares where the aggregate amount of such cash dividend or distribution exceeds $10.0 million (other than any regular quarterly cash dividend on the Company Shares);

(v) any merger, amalgamation or consolidation of Company with any other entity or the spinoff of a business of the Company with Total Assets in excess of 15% of the Total Assets of the Company and its Subsidiaries or Total Revenue in excess of 15% of the Total Revenue of the Company and its Subsidiaries;

(vi) the sale, conveyance transfer or other disposition of all or more than 15% of the Total Assets of the Company and its Subsidiaries or of a business or other assets of the Company and its Subsidiaries representing more than 15% of the Total Revenue of the Company and its Subsidiaries; and

(vii) any designation to the Board contrary to the provisions regarding designation of Directors set forth in Section 3.01 or the Governing Documents.

(b) For so long as the AIP Parties Beneficially Own in the aggregate a number of Company Shares equal to at least 15% of the then outstanding Company Shares, the Company shall not take any action or step in respect of any Shareholder Reserved Matter without having first received the Requisite Consent.

(c) Each Shareholder (other than the JPM Parties) shall only vote its Company Shares at any annual or special meeting of shareholders of the Company at which action is to be taken with respect to any Shareholder Reserved Matter, or in any written consent or resolution in lieu of such a meeting of shareholders, in favor of any Shareholder Reserved Matter if AIP Parties representing the Requisite Consent have given advance written notice to each Shareholder that they are in favor of the approval of the Shareholder Reserved Matter. Each Shareholder (other than the JPM Parties) shall vote its Company Shares at any annual or special meeting of shareholder of the Company at which action is to be taken with respect to any Shareholder Reserved Matter, or in any written consent or resolution in lieu of such a meeting of shareholders, against any Shareholder Reserved Matter unless AIP Parties representing the Requisite Consent have first given written notice to each other Shareholder that they are in favor of the approval of such Shareholder Reserved Matter. For so long as the AIP Parties Beneficially Own in the aggregate a number of Company Shares equal to at least 15% of the then outstanding Company Shares, the Shareholders (other than the JPM Parties) shall take all actions necessary to ensure that no Shareholder Reserved Matter is approved by the shareholders of the Company unless the AIP Parties have given the Requisite Consent.

ARTICLE 4

TRANSFERS OF SHARES

Section 4.01. Limitations on Transfer.

(a) Except as otherwise expressly provided in this Article 4, no Shareholder shall be entitled to Transfer any of its Company Shares at any time if such Transfer would violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the applicable Transfer of Company Shares.

(b) In the event of a purported Transfer by a Shareholder of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

(c) Each certificate evidencing the Company Shares held by a Shareholder shall bear a restrictive legend in substantially the following form, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A SHAREHOLDERS AGREEMENT, DATED AS OF [            ], 2017, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

(d) In the event that the restrictive legend set forth in Section 4.01(c) has ceased to be applicable, or upon request by a Shareholder proposing to Transfer Company Shares pursuant to any Transfer permitted under this Agreement, the Company shall promptly provide such Shareholder, or its Transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities not bearing the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the legend set forth in Section 4.01(c) shall be inapplicable on the earlier of (i) the end of the Restricted Period and (ii) when Section 4.01 becomes inapplicable with respect to the applicable Shareholder).

Section 4.02. Transfer to Permitted Transferees. Subject to the provisions of Section 4.01(a) and Section 4.03, a Shareholder may Transfer any or all of its Company Shares to a Permitted Transferee.

Section 4.03. Rights and Obligations of Permitted Transferees.

(a) Subject to subsection (c) of this Section 4.03, any Transfer of Company Shares to any Permitted Transferee of a Shareholder, which Transfer is otherwise in compliance herewith, shall be permitted hereunder only if such Permitted Transferee agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the Transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Shareholder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such Transferor in respect of the Company Shares.

(b) Notwithstanding the foregoing, Section 4.03(a) shall not apply to any Transfer of Company Shares to a Permitted Transferee completed pursuant to (i) a Registration Statement, (ii) an underwritten registered public offering, or (iii) a bona fide sale pursuant to a brokers’ transaction, transaction directly with a market maker or riskless principal transaction in each case in accordance with Rule 144 under the Securities Act (including block trades), in each case for which the Transferor does not have knowledge that such Company Shares are being Transferred to a Permitted Transferee.

(c) In the case of a Transfer by the AIP Parties to a Person or Affiliated Persons satisfying clause (ii) of the definition of Permitted Transferee, such Permitted Transferee may agree in writing that it or they shall, upon such Transfer, assume the rights and obligations of the AIP Parties hereunder except that (i) each reference in this Agreement to “AIP Parties” shall be deemed to refer to such Permitted Transferee(s) and (ii) each reference in this Agreement to “15%” (other than the reference in the definition of Restricted Period) shall be deemed to refer to “50%”.

ARTICLE 5

GENERAL PROVISIONS

Section 5.01. Further Assurances. The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof. Each of the Company and the Shareholders shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement. In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 5.02. Assignment; Benefit. The rights and obligations hereunder of the parties hereto shall not be assigned without the prior written consent of the Company and the Shareholder Majority, except in connection with a Transfer of Company Shares in compliance with Article 4. Any assignment of rights or obligations in violation of this Section 5.02 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 5.03. Pledges. Upon the request of any AIP Party that wishes to pledge, hypothecate or grant security interests in any or all of the Company Shares held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to cooperate with each such AIP Party in taking action reasonably necessary to consummate any such pledge, hypothecation or grant, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and instructing the transfer agent to transfer any such Company Shares subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends.

Section 5.04. Termination. This Agreement shall terminate on the expiration of the Restricted Period; provided that termination of this Agreement shall not relieve any Party from liability for any breach of this Agreement prior to such termination.

Section 5.05. Subsequent Acquisition of Shares; Other Activities. Any Company Shares acquired subsequent to the date hereof by a Shareholder shall be subject to the terms and conditions of this Agreement. For the avoidance of doubt, Company Shares acquired by any Affiliate of any Shareholder (other than Company Shares acquired pursuant to this Agreement) shall not be subject to the terms and conditions of this Agreement.

Section 5.06. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 5.07. Entire Agreement. This Agreement, the Governing Documents, the Registration Rights Agreement and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

Section 5.08. Amendment. This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 5.04) except with the written consent of the Shareholder Majority; provided that, any amendment, modification, supplement, waiver or termination that (a) adversely affects the rights of any JPM Party under this Agreement will require both (i) the written consent of the Shareholder Majority and (ii) the written consent of the affected JPM Party, (b) materially and adversely affects the rights of any Shareholder under this Agreement disproportionately vis-à-vis any other Shareholder (each, an “Affected Shareholder”)

will require both (i) the written consent of the Shareholder Majority and (ii) the written consent of Affected Shareholders holding a majority of the then outstanding Company Shares then held by all Affected Shareholders and (c) adversely affects the rights of the Company under this Agreement, imposes additional obligations on the Company, or amends or modifies Section 3.01, Section 3.02, Article 5, and any corresponding definitions in Article 1, will require both (i) the written consent of the Shareholder Majority and (ii) the written consent of the Company with the approval of the “independent directors” of the Company; and provided further that, notwithstanding the foregoing, Section 5.20 may be amended, modified, supplemented, waived or terminated with the written consent of the Company and the Requisite Consent of the AIP Parties.

Section 5.09. Waiver. Except as set forth in Section 5.08, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed. Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

Section 5.10. Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 5.11. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company at the address set forth below or to the applicable Shareholder at the address indicated on Annex A hereto (or at such other address for a Shareholder as shall be specified by like notice):

REV Group, Inc.
1441 Brickell Avenue, Suite 1007
Miami, FL 33131
Attention: Pamela Krop
Facsimile No.: (305) 374-0098
E-mail: pam.krop@revgroup.com

with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard D. Truesdell, Jr.
Derek J. Dostal
Facsimile No.:	(212) 701-5674
(212) 701-5322
E-mail:	richard.truesdell@davispolk.com
derek.dostal@davispolk.com

Section 5.12. Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 5.13. Jurisdiction. Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware. Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.11 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 5.14. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Shareholder may file an original counterpart or a copy of this Section 5.14 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 5.15. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Each Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

Section 5.16. Marketing Materials. The Company grants the AIP Parties permission to use the Company’s name and logo in marketing materials of the AIP Parties. The AIP Parties shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 5.17. Notice of Events. Except as otherwise would require early disclosure under applicable law or regulation, unless the AIP Parties notify the Company that they do not want to receive information pursuant to this Section 5.17, the Company shall notify the AIP Parties on a reasonably current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with the AIP Parties in efforts to mitigate any adverse consequences to the AIP Parties which may arise (including by coordinating and providing assistance in meeting with regulators).

Section 5.18. Adjustments. All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 5.19. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the Parties, any rights or remedies hereunder.

Section 5.20. Management Services. The Company and the AIP Parties agree that, during the term of this Agreement, the AIP Parties shall provide general management, financial and other corporate advisory services to the Company. These management services shall be performed by the officers, employees or agents of the AIP Parties as they may determine in their discretion from time to time. The Company agrees, when requested, promptly to reimburse the AIP Parties for all reasonable out-of-pocket expenses incurred in the ordinary course by the AIP Parties in connection with the AIP Parties’ obligations under this Section 5.20. To the extent permitted by law, the Company shall protect, hold harmless and indemnify the AIP Parties, and their officers, employees or agents performing services pursuant to this Section 5.20, from and against any and all liability, obligations, losses, claims and damages whatsoever and expenses in connection therewith including, without limitation, reasonable counsel fees and expenses, penalties and interest arising out of or as the result of the entering into of this Agreement except to the extent, and only to the extent, that such liability or claim is the result of willful misconduct or gross negligence of any AIP Parties or its officer, employee or agent performing services pursuant to this Section 5.20. The AIP Parties are performing services pursuant to this Section 5.20 as independent contractors (and not as agents, representatives or employees of the Company) and none of the AIP Parties shall be or shall be deemed to be a co-venturer with, or partner of, the Company in any respect. The Company and the AIP Parties agree that certain management services agreement dated as of February 10, 2011 between the Company and AIP, LLC shall be terminated in its entirety upon execution of this Agreement; provided that the Company agrees to promptly pay to the AIP Parties any and all amounts owed to the AIP Parties under such management services agreement in connection with services provided or expenses incurred prior to the date of execution of this Agreement.

*    *    *

IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the day and year first above written.

REV GROUP, INC.

By:

Name:
Title:

SHAREHOLDERS: AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND IV, LP By: AIP CF IV, LLC, its general partner

By:
Name:
Title:

AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND IV (PARALLEL), LP By: AIP CF IV, LLC, its general partner

By:
Name:
Title:

AIP/CHC HOLDINGS, LLC By: AIP/CHC Investors, LLC, its general partner

By:
Name:
Title:

JORGE AMADOR

By:
Name:
Title:

ERIC BAROYAN

Name:
Title:

THE ERIC BAROYAN 2010 LONG-TERM TRUST

By:
Name:
Title:

DANIEL DAVIS

By:
Name:
Title:

DANIEL DAVIS 2012 LONG-TERM TRUST

By:
Name:
Title:

BEN DEROSA

By:
Name:
Title:

JUSTIN FISH

By:
Name:
Title:

RICHARD HOFFMAN

By:
Name:
Title:

JOEL ROTROFF

By:
Name:
Title:

GRAHAM SULLIVAN

By:
Name:
Title:

GRAHAM GROSVENOR SULLIVAN 2012 LONG-TERM TRUST

By:
Name:
Title:

RYAN HODGSON

By:
Name:
Title:

JOHN BECKER

By:
Name:

THE JOHN BECKER 2010 LONG-TERM TRUST

By:
Name:
Title:

DINO CUSUMANO

By:
Name:
Title:

KIM MARVIN

By:
Name:
Title:

PEG U.S. DIRECT CORPORATE FINANCE INSTITUTIONAL INVESTORS III LLC
By:	J.P. Morgan Investment Management Inc.,
as Investment Advisor

By:
Name:
Title:

PEG CORPORATE FINANCE PRIVATE INVESTORS III LLC
By:	J.P. Morgan Investment Management Inc.,
as Sub-Advisor

By:
Name:
Title:

522 FIFTH AVENUE FUND, L.P.
By:	J.P. Morgan Investment Management Inc.,
as Investment Advisor

By:
Name:
Title:

ANNEX A

AIP

American Industrial Partners Capital Fund IV, LP	c/o American Industrial Partners 330 Madison Avenue, 28th Floor New York, New York 10017 Attn: Chief Financial Officer
American Industrial Partners Capital Fund IV (Parallel), LP
AIP/CHC Holdings, LLC
Jorge Amador
Eric Baroyan
The Eric Baroyan 2010 Long-Term Trust
Daniel Davis
Daniel Davis 2012 Long-Term Trust
Ben DeRosa
Justin Fish
Richard Hoffman
Joel Rotroff
Graham Sullivan
Graham Grosvenor Sullivan 2012 Long-Term Trust
Ryan Hodgson
John Becker
The John Becker 2010 Long-Term Trust
Dino Cusumano
Kim Marvin

JPM

PEG U.S. Direct Corporate Finance Institutional Investors III LLC	c/o J.P. Morgan Investment Management Inc. 320 Park Avenue, 15th Floor New York, New York 10022 Attn: Eduard Beit
PEG Corporate Finance Private Investors III LLC
522 Fifth Avenue Fund, L.P.

A-1